As filed with the Securities and Exchange Commission on
                                March 15, 2002

                           REGISTRATION NO. 333-72974

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                             I-CARAUCTION.COM, INC.
                 (Name of Small Business Issuer in its Charter)

DELAWARE                                                                 22-3698367
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification No.)

                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JAMEE KALIMI
                       PRESIDENT AND CHAIRMAN OF THE BOARD

                              1-CARAUCTION.COM, INC.
                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                           FREEHOLD, NEW JERSEY 07728
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                                           PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED         AMOUNT TO BE REGISTERED      AGGREGATE OFFERING PRICE      REGISTRATION FEE
---------------------------         -----------------------      ------------------------      ----------------
Common Stock, par value
$.0001 per share (1)                  7,000,000                    $   350,000.00              $ 87.50

Common Stock, par value               200,170                      $    10,008.50              $  2.50
$.0001 per share (2)
                                                                 ------------------------      ----------------
Total                                                              $   360,008.50              $ 90.00

(1)  Represents shares being sold to the public at $.05 per share

(2) Represents Selling Security Holders shares. Such shares are valued at $.05 per share. Our common stock is not traded on any national exchange and the value is based on the price of the shares being sold in this offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH  , 2002

                              I-CARAUCTION.COM, INC.

                        7,000,000 SHARES OF COMMON STOCK
                200,170 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 7,000,000 shares of our Common Stock at $0.05 per share. In addition, our selling security holders are offering to sell 200,170 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is March 7, 2002

             PRICE TO PUBLIC             PROCEEDS TO
                                         COMPANY

Per Share    $.05                        $.05
Total        $350,000                    $350,000

Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. The shares are being offered on a best efforts basis by its sole officer, Jamee Kalimi. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account. The ending date for the offering will be three months from the effective date of this Registration Statement.

Currently, our stock is not trading on any public market. We are a development stage company and are issuing a "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

                                TABLE OF CONTENTS

SUMMARY FINANCIAL DATA.                                                   2

ABOUT OUR COMPANY                                                         3

RISK FACTORS.                                                             3

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS                  15

USE OF PROCEEDS.                                                          15

MARKET PRICE OF OUR COMMON STOCK                                          15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.                16

BUSINESS                                                                  22

MANAGEMENT                                                                32
PRINCIPAL STOCKHOLDERS                                                    36

DILUTION                                                                  37

SELLING STOCKHOLDERS                                                      39

PLAN OF DISTRIBUTION                                                      41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            42

DESCRIPTION OF SECURITIES.                                                42

DELAWARE BUSINESS COMBINATION PROVISIONS                                  45

INDEMNIFICATION OF DIRECTORS AND OFFICERS.                                45

TRANSFER AGENT.                                                           47

LEGAL MATTERS                                                             47

EXPERTS.                                                                  47

INDEX TO FINANCIAL STATEMENTS                                             f-1

                                ABOUT OUR COMPANY

We are a development stage company, which is in the process of completing a specialized online person-to-person trading website, at www.i-autoauction.com, dedicated to bringing together buyers and sellers of automobiles and automobile parts. We have launched a beta test version of the site and will attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. In addition, we own the domain names "i-CarAuction.com", "i-CarAuction.net", "i-AutoAuction.com" and "i-AutoAuction.net". Anticipated sales will be conducted by a traditional rising price auction where the highest bid wins, and will be hosted by us. Our goal is to create a comprehensive car and auto parts services site for individuals on both sides of the transaction, and thus we will offer additional value added services through links to our anticipated strategic partners. We anticipate that we can achieve this goal by growing through acquisitions of companies and businesses in complimentary industries. However, at this time, we have not entered into any agreements for the acquisitions of such companies.

In addition to the auction, anticipated products offered through anticipated strategic partners will include: auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, extended warranties, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, and image hosting services for showing an automobile online. At this time we have not entered into any strategic partnerships for such products.

Our current business model does not involve the offering of any products developed by us. All products sold on the site either via auction or otherwise shall be done with third party listers or affiliates. With respect to services, the only service we shall internally provide is a platform or venue for the buying and selling of automobiles. All affiliated services, such as, escrow services, warranty insurance, payment services, auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, and image hosting services or showing an automobile online shall be provided through third party companies and affiliates.

We anticipate launching our web site in the 1st Quarter of 2002. To date, we have not launched our auction services and have not recognized any revenue. We will need approximately $20,000 to make our site fully functional and ready for launch. In order for our site to become fully functional, we will need to open a merchant account with a banking institution to enable credit card processing, to hire outside consultants to perform code analysis on the registration pages and to trouble shoot and test the programming code, and to purchase security certificates to enable our site to process secure credit card transactions.

We have limited assets and are dependent on proceeds from this offering to continue our operations. We believe that our anticipated sources of revenue are from direct sales from our website and ancillary services. The third parties that are listed on our website do not have an affiliation with us, but rather their links on the web site were added by an affiliate feature located on their respective (hyperlinked) sites. At this point we do not intend to internally develop any of these products and services internally. Through outsourcing and through anticipated partnerships with third-party providers, we may also achieve our broader objective of offering an integrated automotive industry site, by growing through acquisitions of companies and businesses in complimentary industries. We believe that proceeds from this offering, assuming we raise $350,000, will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months.

Our independent auditors have issued a report which raises substantial doubt about our ability to continue as a going concern. The primary cause for this going concern is due to the substantial losses from operations that we have suffered to date. This means that due to these losses, our independent auditor has doubts about our whether or not we can survive in the future.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for working capital, including officer salaries, web development and hosting costs, legal fees and accounting fees. We will not receive proceeds from the sale of the shares by the selling security holders.

STATE SECURITIES LAW

In order to comply with the securities laws of certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements. The Company intends to register the securities to be sold in New York. Purchasers in any subsequent trading markets must be resident of such state.

                          HOW OUR COMPANY IS ORGANIZED

We were incorporated under the name i-CarAuction.com, Inc. in the State of Delaware on December 23, 1999, and are a wholly owned subsidiary of i-Incubator.com, Inc. (OTCBB: INQU). i-Carauction.com, Inc. is the parent corporation of i-AutoAuction.com, Inc., a Delaware corporation. On January 19, 2001, i-Incubator spun off our shares to its shareholders of record.

                              WHERE YOU CAN FIND US

We are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. Our telephone number is (305) 539-0900 and our facsimile number is (305) 539-0901.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

The statement of operations data for the period from December 23, 1999 (inception) to September 30, 2001 are derived from i-Car's unaudited financial statements and the statement of operations data for the nine months ended September 30, 2001 are derived from i-Car's unaudited financial statements included elsewhere in this Prospectus. Balance sheet data at December 31, 2000 are derived from i- Car's audited financial statements and the balance sheet data at September 30, 2001 are derived from i-Car's unaudited financial statements included elsewhere in this Prospectus. The operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                                                                   Date of
                                  Nine Months         Nine Months                  Inception
                                  Ended September 30, Ended September 30,          to September 30,
                                  2000(unaudited)     2001(unaudited)              2001 (unaudited)
                                  ---------------     ---------------              -------------
Statement of Operations Data:
Net Losses                          ($153,645)         $75,413                      $(87,806)
Total Operating Expenses             $153,645          $23,584                      $186,702
Research and Development             $ 50,000          $0                           $50,000
General and administrative           $      0          $34                          $34

                                  December 31,      September 30,
                                  2000              2001(unaudited)
                                  ------------      -------
Balance Sheet Data:

Cash                              $ 1,153           $   217
Total Current Assets              $ 1,153           $   217
Total Assets                      $ 1,153           $   217
Total Liabilities                 $164,272          $ 87,923
Stockholders Equity(deficit)      $(163,119)        $(87,706)

                                  RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words "we", "our" or "us" refer to i-CarAuction.com, Inc. and not to the selling stockholders.

WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Even with the full proceeds from this offering, we will need additional funds in twelve months. This financing may not be available when needed. Even if this financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. However, at this time, we can not determine the amount of additional funding necessary to implement our plan. We intend to assess this amount at the time we will implement our business plan. However, we believe that the full amount of the proceeds of $350,000 will allow the website to be fully operational. We will need additional funds to expand our management and marketing. Furthermore, we intend to effect future acquisitions with cash and the issuance of debt and equity securities. The cost of anticipated acquisitions may require us to seek additional financing. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. Our inability to obtain financing would have a material adverse effect on the our ability to implement our acquisition strategy, and as a result, could require us to diminish or suspend our acquisition strategy.

OUR INDEPENDENT AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE DUE TO OUR LIMITED OPERATING HISTORY AND THE NEED FOR FUTURE CAPITAL AND SUCH FACTORS MAY ALSO MAY HURT OUR ABILITY TO RAISE ADDITIONAL FINANCING AND THE PRICE OF OUR COMMON STOCK

The report of our independent auditors on our financial statements for the year ended December 31, 2000 contains an explanatory paragraph which indicates that we have recurring losses from operations. The deficit accumulated in the developmental stage of operation as of December 31, 2000 was $163,219. This report states that, because of these losses, there is substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably investors. We urge potential investors to review this report before making a decision to invest in i- CarAuction.com, Inc.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY

We have not generated any revenues to date. We have no significant assets or financial resources. We have been engaged solely in start-up activities and have not commenced material operations in our core business of providing a specialized online person-to-person trading website to bring together buyers and sellers of automobiles and automobile parts. The likelihood of the our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

         o        regulatory actions;
         o        market acceptance of our products and services;
         o        new product and service introductions; and
         o        competition.

These conditions raise substantial doubt about our ability to continue as a going concern. As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

WE INTEND TO GROW THROUGH ACQUISITIONS OF OTHER COMPANIES, AND OUR BUSINESS AND FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED IF WE DO NOT SUCCESSFULLY IMPLEMENT THESE ACQUISITIONS

We intend, as part of our business strategy to acquire other businesses which are in the industry. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to complete an acquisition may be constrained by, among other things, our ability to raise additional capital or obtain debt financing. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

     *    the difficulty of assimilating the acquired operations and personnel;
     * the potential disruption of our ongoing business and diversion of resources and management time;
     * the possible inability of management to maintain uniform standards, controls, procedures and policies;
     * the risks of entering markets in which we have little or no direct prior experience; and
     * the potential impairment of relationships with employees or customers as a result of changes in management.

Therefore, we cannot present to you that we will be able to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into us without encountering significant delays, costs or other problems.

We cannot assure you that we will be able to acquire the businesses or that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future.

WE ARE DEPENDENT ON THE CONTINUED GROWTH OF ONLINE COMMERCE AND A DECLINE IN INTERNET USE AND SALES WILL HAVE A NEGATIVE AFFECT ON OUR BUSINESS

The business of selling goods over the Internet, particularly through personal trading, is new and dynamic. Our future net revenues and profits will be substantially dependent upon the widespread acceptance of the Internet and online services as a medium for commerce by consumers. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. This acceptance and use may not continue. Even if the Internet is accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of consumers will not adopt the Internet as a medium of commerce. These concerns may increase as additional publicity over privacy issues generally over the Internet increase. Market acceptance for recently introduced services and products over the Internet is highly uncertain, and there are few proven services and products. In order to expand our user base, we must appeal to and acquire consumers who historically have used traditional means of commerce to purchase goods. If these consumers prove to be less active than our earlier users, and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

WE OPERATE IN AN INDUSTRY THAT MAY BECOME HEAVILY REGULATED AND COMPLIANCE FAILURES COULD ADVERSELY AFFECT OUR BUSINESS

Due to the increasing popularity of the Internet, it is possible that new laws and regulations may be adopted dealing with such issues as user privacy, content and pricing. Such laws and regulations might increase our cost of using, or limit our ability to use, the Internet as a distribution channel, which in turn could have a material adverse effect on our business, financial condition and operating results.

Government regulation and legal uncertainties could add additional costs to doing business on the Internet. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could adversely affect our business.

OUR GROWTH WILL DEPEND ON OUR ABILITY TO DEVELOP OUR BRAND AND FAILURE TO DEVELOP OUR BRAND WILL HAVE A NEGATIVE IMPACT ON OUR ABILITY TO COMPETE IN THIS INDUSTRY

We believe that our anticipated growth will be largely attributable to word of mouth. We believe that continuing to strengthen our brand will be critical to achieving widespread acceptance of our service. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide high quality services. In order to promote our brand, we will need to raise significant capital and we may not have the resources to do so. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incurred in building our brand. If we do attract new users to our service, they may not conduct transactions over our service on a regular basis. If we fail to promote and maintain our brand or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, our business would be harmed.

FUTURE SALES OF SHARES BY MICHAEL FARKAS COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK

There are approximately 200,170 shares of our common stock outstanding, of which approximately 93,803 shares (or 46.86%) are held beneficially by Michael Farkas. Mr. Farkas will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Mr. Farkas were to sell a large number of shares, the price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Mr. Farkas might occur could also adversely affect the price of our common stock.

THE TRADING PRICE OF INTERNET STOCKS HAVE EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS IN RECENT PERIODS.

These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Negative changes in the public's perception of the prospects of Internet or e-commerce companies have in the past and may in future depress our stock price regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations as well as general political and economic conditions may decrease the market price of our common stock.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT KEY PERSONNEL AND OUR FAILURE TO ATTRACT KEY PERSONNEL WILL NEGATIVELY AFFECT OUR BUSINESS

Our business is greatly dependent on our ability to attract key personnel. Also, success will depend in large part upon our ability to attract, develop, motivate and then retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATION OF THE FUTURE MARKET PRICE OF OUR SECURITIES

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.05 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of i-CarAuction.com, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who effect transactions in our common stock, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and - Provide certain written disclosures to the purchaser.

      These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

WE HAVE ONLY ONE EMPLOYEE AND THE SOLE EMPLOYEE IS EMPLOYED ON A PART TIME BASIS WHICH COULD ADVERSELY AFFECT DEVELOPMENT OF OUR BUSINESS.

We only have one employee who is employed with us on a part time basis. The limited time commitment of and number of employees could have a negative impact on our business. Notwithstanding same, the loss of the services of this individual would adversely affect development of our business.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

THERE IS NO ASSURANCE OF PUBLIC MARKET AND THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

       Some of the statements in this prospectus are "forward-looking statements". These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.

The gross proceeds to us from the sale of the additional 7,000,000 shares of our common stock at an assumed initial public offering price of $0.05 per share, are estimated to be $350,000. We expect to use approximately $20,000 of the net proceeds from this offering, if any, to fund the completion and launch of our website. The remainder of the aggregate net proceeds will be used for marketing and advertising costs ($100,000), and working capital and general corporate purposes, including officer and employee salaries ($175,000), equipment and leasehold ($25,000), and legal and accounting fees($25,000)

The amounts actually expended for each purpose may vary significantly depending upon a number of factors, including but not limited to:

     o    The amount of money raised;
     o    The acceptance by the marketplace of our services;
     o    The costs associated with hiring additional full time employees; and
     o    The costs associated with marketing and advertising.

In the event that we do not raise the full amount from this offering, the following chart sets forth the use of the proceeds if 10%, 25%, 50% or 75$ of the funds are raised:

                                    10%              25%               50%              75%
                                    ---              ---               ---              ---
Website Development                 $20,000          $20,000           $20,000          $20,000
Legal & Accounting                  $15,000          $15,000           $25,000          $25,000
Salaries                                             $40,000           $75,000          $100,00
Marketing                                            $ 2,500           $30,000          $75,000
Other: General &                                     $10,000           $25,000          $42,500
Administrative

Total                               $35,000          $87,500           $175,000         $262,500

We do not have a present intention to use this proceeds from this offering to repay any loan to Michael D. Farkas or his affiliated entities. We have agreed to bear the expenses relating to the registration of our own shares as well as for the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of i-CarAuction.com, Inc. The offering price bears no relationship to the book value, assets or earnings of i-Car or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

                           PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and - Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

OVERVIEW

We are a development stage company, which is in the process of completing a specialized online person-to-person trading website, at www.i-autoauction.com, dedicated to bringing together buyers and sellers of automobiles and automobile parts. We have launched a beta test version of the site and will attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. In addition, we own the domain names "i-CarAuction.com", "i-CarAuction.net", "i-AutoAuction.com" and "i-AutoAuction.net". Anticipated sales will be conducted by a traditional rising price auction where the highest bid wins, and will be hosted by us. Our goal is to create a comprehensive car and auto parts services site for individuals on both sides of the transaction, and thus we will offer additional value added services through links to our anticipated strategic partners. We anticipate that we can achieve this goal by growing through acquisitions of companies and businesses in complimentary industries. To date, we have not entered into any agreements for the acquisitions of such companies In addition to the auction, anticipated products offered through anticipated strategic partners will include: auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, extended warranties, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, and image hosting services for showing an automobile online. At this time, we have not entered into any strategic partnerships for such products.

During the past year we have spent considerable time and capital resources defining and developing our strategic plan of operation.

We began to execute on our plan of operation in July, 2000. We launched a beta version of our web site on October 5, 2000. We expect to launch a live version of our web site and to become operational within 120 days after closing of this offering. We anticipate spending the next 12 months fully implementing our business plan as contemplated. Since the inception of our current business plan, we have been engaged primarily in defining and developing our strategic plan of operation, capital raising and in the development and implementation of our services. We have no operating revenue to date and do not expect to be able to generate revenue until the commercial launch of our web site.

We intend to record revenue when earned based on a bi-level revenue model. The first level is a listing fee to the seller/lister of the car. We will earn and record revenue in the form of a listing fee when a customer lists a vehicle for auction on our web site. Every person who lists a car for sale on the site must pay a listing fee and we intends to record that fee when paid. We also intend to receive a commission on the sale of the vehicle on which we will record the revenues on the commission upon receipt of the commission amount when a customer sells a vehicle by auction via our website. The listing fee and completion fee have not been determined at this time.

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

     * Complete the offering within 90 days of the effective date of the Registration Statement;

     * Complete and launch an operational version of our web site within 120 after the closing of the offering;

     * Develop and maintain relationships with third parties such as retailers, partners and customers to provide ancillary services such as finance and insurance to complement our current anticipated services; and

     *    Hire and  train  additional  staff,  including  management,  marketing
          staff,   administrative   personnel  and  technical   developers.   We
          anticipate hiring up to 4-6 employees in the next twelve months;

Each of these steps present significant risks with respect to our ability to implement our plan of operations which are discussed in the "Risk Factors" section of this prospectus. You should carefully review these risks prior to participating in the offering.

We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

RESULTS OF OPERATIONS

PERIOD FROM DECEMBER 23, 1999 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

Our cumulative net losses since the inception are attributable to the fact that we have not derived any revenue from operations to offset out business development expenses.

Operating expenses since inception have amounted to $186,702, primarily consisting of accounting ($21,880), legal ($7,657), the expense in retaining their domain name ($100,000) and creation of their website ($50,000). The accounting and legal expenses were in connection with the Company's annual and quarterly regulatory filings. The domain and web design expense is in connection with fees paid to purchase the web addresses and develop a website to begin operations.

NINE MONTHS ENDED SEPTEMBR 30, 2001 AND SEPTEMBER 30, 2000

Development stage expenses during the nine months ended September 30, 2001 were $23,584 as compared to $153,645 for the nine months ended September 30, 2000.

Expenses for the nine months ended September 30, 2001 were primarily accounting ($14,380), legal ($4,080), and transfer agent fees ($2,160). These fees are related to the Company's annual and quarterly regulatory filings along with the expense incurred as a result of the spin-off from I-Incubator.

Expenses for the nine months ended September 30, 2000 are in connection with the formation of the company.

THREE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000

Development stage expenses during the three months ended September 30, 2001 were $5,529 as compared to $153,400 for the period ended September 30, 2000.

Expenses for the three months ended September 30, 2001 was primarily accounting fees ($5,012) in connection with quarterly regulatory filings.

Expenses for the three months ended September 30, 2000 were costs incurred with the formation of the Company.

Liquidity and Capital Resources

At September 30, 2001, we had current assets of $217 and total assets of $217. These assets consist of cash on hand of $217.

We received an aggregate total of $16,356 in connection with unsecured loans from Atlas Equity Group, Inc., a shareholder of I-Car, and issued promissory notes in the same amount at an interest rate of 10% and maturity dates ranging from January 2001 through May 2001.

Cash Requirements and Additional Funding

We are dependent on external capital to develop, complete, and launch our web site. This external capital will also be necessary in order for our operations to reach a level in which we may internally generate the cash flow necessary to sustain our operations. If We are unable to raise new capital, we may not be able to maintain business operations.

The plan of operation described in this discussion assumes that we will be successful in raising additional and necessary capital. We believe that proceeds from this offering, assuming we raise $350,000, will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. Continuing operations thereafter will depend on cash flow from operations and the ability to obtain any additional through equity, debt or other financing.

If we are unable to raise the $350,000 from this offering, we may be forced to delay, scale back or eliminate certain product and service development programs. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our services. Although we have historically relied upon financing provided by our shareholders to supplement our operations, they are not legally obligated to provide us with any additional funding in the future. We currently do not maintain any lines of credit nor do we have any agreements for additional sources of financing.

                             BUSINESS - OUR COMPANY

                        A SUMMARY OF WHAT WE INTEND TO DO

We are a development stage company which is completing a specialized online person-to- person trading website, at www.i-autoauction.com, dedicated to bringing together buyers and sellers of automobiles and automobile parts. We have launched a beta test version of the site and will attempt to serve as a centralized auction for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. In addition, we own the domain names "i- CarAuction.com", "i-CarAuction.net", "i-AutoAuction.com" and "i-AutoAuction.net". Anticipated sales will be conducted by a traditional rising price auction where the highest bid wins, and will be hosted by us. Our goal is to create a comprehensive car and auto parts services site for individuals on both sides of the transaction, and thus will offer additional value added services through links to its strategic partners. We anticipate that we can achieve this goal by growing through acquisitions of companies and businesses in complimentary industries.

We anticipate that we will enter into acquisitions with companies in our industry or related industries or companies that can provide us with the services and products that we currently intend to outsource. To date we have not entered into any agreements for the acquisitions of such companies. Our current business model does not involve the offering of any products developed by the company. All products sold on the site either via auction or otherwise shall be done with third party listers or affiliates. With respect to services, the only service we shall internally provide is a platform or venue for the buying and selling of automobiles. All affiliated services, such as, escrow services, warranty insurance, payment services, auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, and image hosting services or showing an automobile online shall be provided through third party companies and affiliates. The third parties that are currently listed on our website do not have an affiliation with us, but rather their links on our web site were added by an affiliate feature located on their respective (hyperlinked) sites.

In addition to the auction, anticipated products offered through third party strategic partners will include: auto loans and financing calculators, insurance and quote comparisons, auto appraisal services, extended warranties, used car negotiating assistance, credit reports, lemon reports, car shipping and transport services, and image hosting services for showing an automobile online. At this time, we have not entered into any strategic partnerships for such products.

Although it is anticipated that users will be required to register prior to bidding, we do not plan to charge for these services in order to attract a critical mass of users to the site. Revenues will be generated from listing fees charged to auto sellers, partnerships with third-party value added providers, and advertisers on our site.

Our corporate offices are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. Our corporate staff consists of one person on a part time basis experienced in the online market. Our telephone number is (305) 358-3678.

Industry Background

Growth of the Internet and Electronic commerce:

The Internet is a significant interactive global medium for communication, information and commerce. It is enabling millions of people worldwide to share information, communicate and conduct business electronically. Growth is being driven by the large and growing number of personal computers installed in homes and offices, the decreasing cost of these computers, easier, faster and cheaper access to the Internet, improvements in network infrastructure, the proliferation of Internet content and the increasing familiarity and acceptance of the Internet by businesses and consumers.

We believe the primary uses of the Internet as a medium of electronic commerce are as follows:

Business-to-Person Applications

A growing number of businesses have been using the Internet as a low-cost sales and distribution channel. Business commerce use of the Internet revolves around both business- to-business and business-to-person transactions. We believe that this interest in online commerce is fueled in part by:

Online Interactivity. Businesses can use the Internet to interact with customers in a real-time personalized transaction experience that provides the business with significant marketing flexibility. On the Internet, a business can frequently adjust its featured selections, pricing and visual presentation. Also, these businesses can display a larger number of products than a traditional store-based or catalog retailer.

Global Scope of the Internet. Businesses that use the Internet as a sales and marketing channel are able to reach and serve a large and geographically diverse customer base electronically from a central location. Also, businesses can easily obtain demographic and related customer data that provides additional opportunities for direct marketing and personalized services.

Decreased Sales Costs. Businesses that use the Internet can access a global market without the high costs associated with additional retail channels. Online retailers and distributors do not have the burden of managing and maintaining multiple retail stores or the significant printing and mailing costs of catalogues.

Reduced Inventory Costs. Many businesses that use the Internet are able to have products shipped to consumers directly by the manufacturers. This reduces inventory costs and decreases exposure to inventory obsolescence.

Person-to-Person Applications

Person-to-person trading has traditionally been conducted directly through classified advertisements, collectibles shows, garage sales and flea markets or through intermediaries, such as auction houses and local dealer shops. These markets are highly inefficient and their fragmented, regional nature makes it difficult and expensive for buyers and sellers to meet, exchange information and complete transactions. Also, the localized nature of these markets results in a limited variety and breadth of goods available in any one auction. An Internet-based trading solution offers several advantages over traditional person-to-person trading mediums, such as:

- facilitating the meeting of buyers and sellers, listing items for sale, exchanging information, interacting with each other and consummating transactions

- allowing buyers and sellers to trade directly with one another, thereby bypassing traditional intermediaries and lowering costs for both parties

- providing a global marketplace, which gives buyers a broader selection of goods to purchase and sellers the opportunity to sell their goods efficiently to a wider base of buyers

- offering significant convenience, by allowing trading a all hours and providing continually-updated information.

We plan on offering person-to-person applications with additional automotive portal services.

i-CarAuction.com Details

Acquiring Viewer Base

The first element of our business model is to try to generate an audience/membership as quickly as possible. The higher the number of viewers on our web site, the greater our value becomes to potential members, clients and strategic partners. This initiative will hinge on a successful advertising campaign and public relations strategy. The effort should be as targeted and cost effective as possible, since this represents our largest cost allocation. Although some preliminary advertising channels have been identified,we have not yet testified or executed any agreements. We will try to attract individuals who are interested in buying or selling an automobile by providing an auction environment as well as a comprehensive offering of automotive purchasing and selling services.

The Auction Process

Registering

-  Buyers

While any visitor to our website will be able to browse through our service and view the automobiles or parts listed for auction, a user will first have to register with us in order to bid on a car. Users will register for free by completing a registration form on our sign up page. The registration form records contact information, mailing address and validates the users e-mail address. The bidder will then be given an identification number for use when bidding. Once registered, a customer will be able to bid or buy immediately on any of the listed auctions.

-  Sellers

Registration will be required for all individuals or agents that want to post a car or an automotive part on our website. Because there will be a fee charged for each listing, the user will have to provide us with a valid credit card as well as a verified mailing address and e-mail.

Navigating

Our site will contain a listing of product categories that will allow for easy exploration of current auctions. Bidders will be able to search for specific autos by browsing through a list of auctions within a category or subcategory of cars or parts and then click through to a product page for a detailed description of a particular item. Each auction will be assigned a unique identifier so that users can easily search for and track specific automotive auctions.

The site will also feature a search engine to provide our users with the tools to find a desired vehicle or part being auctioned on our site. Users will be able to search by specific make, model, year, mileage, price, location of the owner and any specific keyword searches. For example, if a user wanted to find if we were auctioning off a 1969 Ford Mustang convertible, the user could simply enter "1969 Mustang" and "convertible", and the search engine would create a list of these cars, including the auto identification number and the specific status of the auction. The addition of the search engine will save our users valuable time when they have a specific car or part in mind.

Obtaining Information about a Vehicle or Auto Part

On our website, customers will be able to obtain detailed information on each automobile or part up for bid. Each property features a specific page containing:

         - detailed vehicle/part description including make, model, year, mileage;
         - full-color image of the product; - location of the owner; - pricing;
         - specific owner conditions for the sale; - length/expiration of auction time; - bidding increments; - the item identification number - the minimum bid

We intend to only act as conduit for people to buy and sell cars and automobile parts. We intend to provide the parties to a transaction with access to several mechanisms, such as escrow services, limited warranties, inspection services, and payment services, to protect themselves from fraud, broken agreements, etc. We also intend to enable the customers to rate the sellers or buyers based on poor performance. We intend to disclaim responsibility in our terms of service agreement with respect to the acts or omissions of any of our customers.

Bidding on a Product

-  The buyer

Once registered, it is anticipated that a customer will be able to bid or buy at will. As bids are received, our website will be instantly updated to display the current high bidder's user name. If a user places a bid, and then another member places a higher bid, the original bidder will receive an e-mail message from us notifying them that they have been outbid, and will ask them if they would like to make a higher bid.

We also plan to offer the "InstaBid" auction feature, which will give users an automated bidding option. The bidder will be asked to specify the maximum amount that she would be willing to spend on a particular vehicle. Once that amount is entered, the InstaBid feature would monitor the bidding activity on that vehicle, and would automatically enter higher bids for the user if her previous bid is matched or exceeded by another bidder, up to the maximum dollar amount originally specified by the bidder. This feature will allow potential users greater freedom and time savings when participating in an auction.

-  The seller

At the start of the auction it is anticipated that each seller/poster will have the option to specify the duration of their auction (up to 30 days), the "reserve price" below which he/she will not sell the car/part, and the specific bidding increments. If a bidder comes in with an appropriate auction price above the minimum price, then the seller/poster will receive the contact information of the bidder, and will be free to pursue a direct transaction.

Once we bring together the seller with the winning bidder, the transaction is performed between the two respective parties and does not involve us.

Community

One of our main objectives will be to create a sense of community amongst our users to draw large audiences, encourage repeat visits and keep users engaged, while protecting their privacy and consumer interests. i-Car is anticipating the creation of a system where each user of the service will have an ability to post comments about other users of the service directly into the target member's profile sections. These profile sections may be viewed by other members. Users will be prevented from leaving comments in their own profile. For example if a bidder recognizes the user name/or number of an individual or agent who has previously posted a vehicle for sale, and they have had a negative experience with the individual, they can post their comments into the sellers profile, and other bidders can access these comments. Conversely, if a seller has had a positive experience with a bidder, they will be able to post comments into the bidder's profile as well. This system will not only promote a sense of community on the site, but may also serve as a deterrent for fraud and abuses.

Automotive Portal Products

Our goal is to create an integrated automotive portal for individuals on both sides of the transaction, and offer a one-stop solution for most services related to buying or selling a vehicle or auto part. We intend to enter into strategic relationships with providers of automotive services and offer links from its site directly to the home pages of our designated partners. Through these potential affiliations we hope to offer the following products to our members:

1. Auto loans and financing calculators will provide potential buyers with financing for the purchase.
2. Insurance and quote comparisons will provide car owners or potential buyers with protection for their vehicle, and will give them a chance to find the best rates.

3. Auto appraisal services will allow buyers and sellers to gauge the value of a specific vehicle.
4. Extended warranties will provide cost effective long term protection for members' purchases.
5. Credit reports will allow users to check on the status of their credit as they are considering an automobile purchase.

6. Lemon reports can protect users from known defects and hidden problems with certain vehicle models.

7. Car shipping and transport services can assist both buyers and sellers in completing an auction transaction.
8. Image hosting services will allow potential car sellers to showcase their vehicle online and attract more bidders.

9. Automotive retailers will offer a one stop plac for users' to shop for their automotive needs.

Revenue

Listing and Completion Fee

We will earn revenue in the form of a listing fee when a customer lists a vehicle for auction on our web site. Every person who lists a car for sale on the site will pay a listing fee and we intends to record that fee when paid. In addition, it is anticipated that there will be a completion fee upon the closing of a sale. In the event that a sale is successful, a fee representing a percentage of the closing price will be charged to the seller. This fee is in addition to the listing fee when a customer lists a vehicle for auction on our web site. We have not yet determined what these fees will be.

Strategic partners

The partnerships that we anticipate forming with on-line service providers and merchants will include a link directly from our website directly to their home page. This type of arrangement is mutually beneficial for both parties. It will provide, a one-stop access to a wide range of automotive services for i-Car's members, and at the same time bring new customers and revenue to our partners. Because more value is usually placed on customers and revenue, it is anticipated that we will be able to derive revenue from these relationships via several different arrangements including Cost Per Click ("CPC"), Cost Per Acquisition ("CPA") and/or revenue sharing. At this time we have not entered into any strategic partnerships with such service providers. Depending on the specifics of each partner relationship, one or a combination of these compensation methods may be used. The following is a description of each:

- Cost Per Click (CPC)

The intended increase in traffic to each third-party service provided by us will enable us to charge each retailer a click-through rate, or a fee for each click called a CPC. This rate will be determined on an individualized basis with each partner. The CPC rate is a fee that is charged every time an i-Car member clicks on any link to another company's site. This method of generating revenue is directly contingent upon how many members we have, as the probability of an actual click occurring becomes higher with more traffic on our site.

The CPC rate must be specific for each client or strategic partner, based on their traffic needs. The more existing traffic there is on a site, the less valuable each click is for them. However, for a brand new site the need to generate traffic is more immediate. Consequently, the more established sites will be charged a lower CPC rate.

- Cost Per Acquisition (CPA)

In some instances we anticipate that it will make sense to charge a flat fee for each new customer that we deliver to a strategic partner. For example in the case of an insurance partner, we anticipate receiving a flat fee for each closed insurance policy.

- Revenue Sharing

For e-commerce partners, we anticipate asking for a fixed percentage of revenues obtained through purchases made by customers that are i-Car members. The growing memberships may provide opportunities for these businesses to increase their on-line revenues. The revenue arrangement will be determined by the strategic partner's industry dynamics relative standing in their respective industry, and marginal value that the partner derives from additional customers and revenues.

Advertising on i-Autoauction.com

The anticipated traffic on the i-Car website will also allow for us to receive advertising sales revenues from potential advertisers. Advertising sales on i-Car is a way that we can possibly generate revenue from a diverse selection of marketplaces. We intend to create a variety of different options and packages for companies that would purchase advertising space on our site. These companies are not limited to the automotive industry, but can come from a variety of related industries including: major banks and credit cards, retailers, the travel industry, fitness products and gyms, restaurants and/or any industry that can benefit from a group of consumers with significant potential spending power.

These advertisements will be in the format of click-on banners and buttons of varying sizes that will link the viewer directly to the advertisers' automotive page. The pricing for these ads will be based on a CPM rate, or cost per thousand impressions which the number of times the ad appears on this site. The CPM rate is derived from the number of exclusive viewers on a site at a given time, or how many viewers will actually see the ad. Therefore, the higher i-Car's membership number, the more its advertising space is in demand. This further outlines our initial priority to draft a large viewer base in order to generate maximum profit from sale of our advertising space. The CPMs i-Car will charge are also dependent on our members click through rates, and on the individual advertiser. Newer advertisers are willing to pay more for each new customer and would pay a higher rate per click.

Future Revenue Opportunities

Future possibilities for generating income include strategic partnerships and/or acquisitions of other auction sites, vertical integration into the auto dealership business, horizontal integration into the businesses of our anticipated partners (ie insurance, retail, imaging services, etc), or agreements to be the host for other third party auctions.

                                   COMPETITION

The market for on-line auction services in general, and for online car auction services in particular, is rapidly evolving and intensely competitive, and we expect competition to continue to intensify in the future. Since barriers to entry are low, current and new competitors may be able to launch new web sites at a relatively low cost.

There are several direct competitors in this industry, but we believe that there is enough current demand to support another entrant. The competitors include but are not limited to, ebaymotors.com; auctions.yahoo.com; buycarson-line.com; and auto- auction.com. We also face competition from offline auto auction companies and online classified car sales companies such as autotrader.com; classifieds.autos.yahoo.com; and carsearch.com.

In the future, we may encounter competition from other automotive auctions that are still in the process of constructing their websites, but are showing a future commitment to e- commerce for their business. Many of our competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than us. Some of our competitors also offer a wider range of services than us and have greater name recognition, more extensive customer bases and were first to the market. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than us. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We cannot assure you that our competitors will not develop Internet or automotive products and services that are superior to those of i-Car or that achieve greater market acceptance than our offerings.

We may also compete with online services and other website operators as well as traditional off-line auctions for a share of advertisers' total advertising budgets. There can be no assurance that we will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition. However, auctions over the Internet break down any previously existing boundaries, creating an international marketplace for products. This fact creates the ideal opportunity to introduce a web site like i-Car that combines all aspects of the automotive and auction industry.

                         GOVERNMENT AND STATE REGULATION

The auction industry is not currently subject to direct federal laws or regulations applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

     - user privacy
     - freedom of expression
     - pricing
     - content and quality of products and services - taxation - advertising - intellectual property rights - information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

State Laws

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes to existing laws or the passage of new laws intended to address these issues could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, adversely affecting our business, financial condition and operating results. In addition, because our services are accessible worldwide, and we facilitate the sale of goods to users worldwide, other jurisdictions may claim that we are required to comply with their laws, or to qualify to do business as a foreign corporation in a particular state or foreign country.

                                    EMPLOYEES

We employ one person on a part-time basis. Ms. Kalimi, our sole employee, devotes approximately 15 hours per week to us and will continue to devote such amount of time until we are fully operational. We will employ additional people as we continue to implement our plan of operation. Our employee is not covered by a collective bargaining agreement, and we believe that our relationship with our employee is satisfactory.

                             DESCRIPTION OF PROPERTY

We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc. Michael D. Farkas the principal shareholder of the company is also the sole shareholder of Atlas Equity Group, Inc. We currently do not pay any rent to Atlas Equity Group, Inc.

                                LEGAL PROCEEDINGS

None.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME              AGE      POSITION

Jamee Kalimi       32      President, Secretary and Director


DIRECTORS

JAMEE KALIMI has been our President and Secretary since inception. In such capacity she has been responsible for, among other responsibilities, providing our independent auditors with our accounting and financial reporting. Since 1998, Ms. Kalimi has been President and Director of i-Incubator.com, Inc. a publicly traded company listed on the OTC Electronic Bulletin Board. (OTCBB:INQU). Ms. Kalimi is currently the President of i-Aerobids.com, Inc. and is Vice President and Secretary of i-Teleco.com,Inc. and i- RealtyAuction.com, Inc. all of which were subsidiaries of i-Incubator.com, Inc. Ms. Kalimi is also Secretary of Genesis Energy Group, Inc. and Secretary of WiseDriver.com, Inc., two privately held corporations. Prior to working for us, she was an assistant to the President of Atlas Equity Group, Inc. from February 1998 to October 1998. She worked as a Real Estate Sales and Leasing Manager for Sclar Realty from April 1996 to February 1998 and President of AvJam Communications, Inc. from January 1994 to April 1996.

BOARD OF DIRECTORS

The board of directors consists of one director. The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Jamee Kalimi has been our President and Secretary since inception. Ms. Kalimi received no compensation for services performed during the 2000 fiscal year. The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2001 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                                                              RESTRICTED  SECURITIES
NAME AND PRINCIPAL     FISCAL      OTHER     ANNUAL     STOCK           UNDERLYING  OPTIONS         ALL OTHER
POSITION               YEAR        SALARY    BONUS      COMPENSATION    AWARDS      (NO. OF SHARES) COMPENSATION
--------               ----        ------    -----      ------------  ------       ---------------  ------------
Jamee Kalimi           2001        $    0        0               0         0           0              $       0
President and Secretary

Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                  STOCK OPTIONS

We did not grant stock options in 2000.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2001:

         OPTION GRANTS IN FISCAL 2000
            (INDIVIDUAL GRANTS)(1)

                         NUMBER OF%              OF TOTAL OPTIONS
                         SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN      EXERCISE   EXPIRATION
NAME                     OPTIONS GRANTED         FISCAL                       PRICE      DATE
                                                 2001
                                                 ----
None

No Executive Officer held options during the 2000 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

None

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 1, 2001, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF              PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP              OUTSTANDING SHARES
                                    ---------------------             -------------------
5% STOCKHOLDERS
Michael D. Farkas (2)                           93,803                46.86%
294 South Coconut Lane
Miami, Florida 33131

On Mark Enterprises Inc.                        12,333                 6.16%
175 Broadway #D
New York, NY 10038

Matthew Sher (3)                                14,389                 7.19%
176 Broadway, #5D
New York, NY 10038

Scott Mager (4)                                 14,389                 7.19%
45 Wall Street #311
New York, NY 10005

Romano Limited                                  18,933                 9.46%
790 Finchley Road
London NW117UR England

Phil Almer (5)                                  18,933                 9.46%
790 Finchley Road
London NW117UR England

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Jamee Kalimi                                    1,850                     *
3314 Oak Drive
Hollywood, Florida 33021

All the Officers and Directors as a Group       1,850                      *

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Includes 2,022 shares held by his wife, Rebecca Farkas, 27,133 shares held by Farkas Group, Inc., 41,363 shares held by Atlas Equity Group, Inc., and 22,668 shares held by GSM Communications, Inc. Michael D. Farkas is the sole shareholder and principal of the Farkas Group and Atlas Equity Group and is the majority shareholder of GSM Communications. In addition, this amount includes the 617 shares owned by Michael D. Farkas personally.

(3) Matthew Sher beneficially owns 12,333 shares as a principal shareholder of On Mark Enterprises Inc. and 2,056 shares personally for a total of 14,389 shares.

(4) Scott Mager beneficially owns 12,333 shares as a principal shareholder of On Mark Enterprises Inc. and 2,056 shares personally for a total of 14,389 shares.

(5) Phil Almer beneficially owns 18,933 shares as a principal shareholder of Romano Limited.

* Less than one percent (1%)

                                    DILUTION

As of November 1, 2001, we had issued and outstanding 200,170 shares of common stock. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on our balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

Our net tangible book value as of June 30, 2001 was $(181,785) or $(0.02) per share. The adjusted pro forma net tangible book value after this offering will be $153,215 based on an assumed initial public offering price of $0.05 per share. Therefore, the increase in the net tangible book value per share attributable to the offering is $0.03. There is no minimum or maximum amount of shares that must be sold in this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $.04 cents per share or over 80% of their investment assuming all of our shares offered in this prospectus are sold. The following table describes the dilution effect if: 25% of the shares are sold in this offering; 50% of the shares are sold; and if 100% of the shares are sold:

25% of the shares      50% of the shares           100% of the shares
$(0.06)                 $(0.05)                      $(0.04)

i-CarAuction.com, Inc.
Dilution calculation
As of June 30, 2001

-----------------------------------------------------------------------------------------------------------------------------------
                                                        100% of shares                                 50% of shares
                                      ---------------------------------------------  ----------------------------------------------
                                          Amounts       Number of shares   Per share   50% of shares   Number of shares  Per share
                                          -------       ----------------   ---------   -------------   ----------------  ---------
Shareholders' equity (6/30/01)          (181,785.00)    10,008,585         $(0.02)    (181,785.00)     10,008,585        $(0.02)

Offering to new investors                350,000.00                                    175,000.00

Less expense                              15,000.00                                    15,000.000
                                         ----------                                    ----------

Net proceeds                             335,000.00      7,000,000                     160,000.00       3,500,000
                                        ----------      ---------                      ---------        -------

Tangible book value after offering       153,215.00     17,008,585         0.0112       21,785.00      13,508,585         (0.00)
                                         ==========     ==========        ------        =========      ==========         ------


Offering price paid by new investor                                          0.05                                          0.05

Tangible book value after offering                                           0.01                                         (0.00)
                                                                          ---------                                     ---------
Dilution for new investor                                                 $ (0.04)                                      $ (0.05)
                                                                          =========                                     =========

i-CarAcution.com, Inc.
Dilution calculation
As of June 30, 2001
Continue

----------------------------------------------------------------------------------------------------
                                                              25% of shares
                                             -------------------------------------------------------
                                               25% of shares   Number of shares        Per share
                                               -------------   ----------------        ---------
Shareholders' equity (6/30/01)                  (181,785.00)      10,008,585           $(0.02)

Offering to new investors                           87,500

Less expense                                     15,000.00

Net proceeds                                     72,500.00        1,750,000
                                                 ---------       ----------
Tangible book value after offering              (109,285.00)      11,758,585            (0.01)
                                                 =========       ==========            -----------
Offering price paid by new investor                                                      0.05

Tangible book value after offering                                                      (0.01)
                                                                                       -----------
Dilution for new investor                                                              $(0.06)
                                                                                       ===========

                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 200,170 shares of common stock issued to our shareholders in the spin off from i-Incubator.com, Inc. in January, 2001. Other than with respect to, Michael D. Farkas, Rebecca Farkas, Matthew Sher, Scott Mager, and Jamee Kalimi, none of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 1, 2001 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                             Shares of common   Percent of common Shares of
                             Stock owned prior  stock prior       Common stock
Name of selling stockholder  to offering(1)     to offering       to be sold(1)     Number         Percent(1)
                             -----------        -------------     -----=-------   --------         -------
RICHARD I. ANSLOW                       317            *              317                0          0
ATLAS EQUITY GROUP INC(2)            41,363        20.66%          41,363                0          0
BANK AUGUST ROTH                         81            *               81                0          0
REBECCA BROCK                         2,022         1.01%           2,022                0          0
ANTHONY C. CAMPIONE                       1            *                1                0          0
CEDE & CO                            27,691        13.83%          27,691                0          0
SHAREI CHESED                         4,085         2.04%           4,085                0          0
SCOT COHEN                            6,617         3.31%           6,617                0          0
THOMAS DALE/MAUREEN DALE JT TEN         411            *              411                0          0
RICHARD DUBNOFF                       2,467         1.23%           2,467                0          0
ECLIPSE FINANCE LTD                     575            *              575                0          0
THE FARKAS GROUP INC(3)              27,133        13.55%          27,133                0          0
MICHAEL D. FARKAS                       617            *              617                0          0
JAMES A FAVIA                            81            *               81                0          0
FIRST SECURITY INVESTMENTS INC          358            *              358                0          0
GSM COMMUNICATIONS INC(4)            22,668        11.32%          22,668                0          0
CONGREGATION BETH HAMEDRASH           3,700         1.85%           3,700                0          0
DAVID HICKS                              82            *               82                0          0
JERRY HOROWITZ                           81            *               81                0          0
RICHARD HOROWITZ                         81            *               81                0          0
ALAN JABLON                              81            *               81                0          0
JAMEE KALIMI                            822            *              822                0          0
KIM E. KNIGHTES                          52            *               52                0          0
KULAT COMMUNICATIONS INC                123            *              123                0          0
KENNETH MICHAEL                           2            *                2                0          0
NET VANTAGE INC                         575            *              575                0          0
ON MARK ENTERPRISES INC              12,333         6.16%          12,333                0          0
SAMUEL N RITTER                          82            *               82                0          0
RICARDO RODRIGUEZ                        41            *               41                0          0
ROMANO LIMITED (5)                   18,933         9.46%          18,933                0          0
SAALIB - DR V. HYSLUP                   575            *              575                0          0
MATTHEW SHER                          2,056         1.03%           2,056                0          0
STOURBRIDGE ENTERPRISES LTD.            748            *              748                0          0
TEMPLE KOL EMETH OF GEORGIA           2,056         1.03%           2,056                0          0
TITAN CORPORATION LIMITED             9,156         4.57%           9,156                0          0
CHRIS VALLEY                             82            *               82                0          0
PAUL M VARTELAS                         206            *              206                0          0
JOHN J. WARD                            567            *              567                0          0
ELI WASHSREGER                        2,960         1.48%           2,960                0          0
CONGREGATION OF SHAREI YESHUA         2,158         1.08%           2,158                0          0
CHASDAI YICHZOK                       4,067         2.03%           4,067                0          0
JOSEPH ZANDSTRA                         411            *              411                0          0
CONGREGATION OF SHAREI ZION             822            *              822                0          0

* Less than 1% of the issued and outstanding shares

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2) Michael D. Farkas is a representative of Atlas Equity Group, Inc. and has investment control of the shares of i-Car owned by Atlas Equity Group, Inc.

(3) Michael D. Farkas is a representative of The Farkas Group, Inc. and has investment control of the shares of i-Car owned by The Farkas Group, Inc.

(4) Michael D. Farkas is a representative of GSM Communications, Inc. and has investment control of the shares of i-Car owned by GSM Communications, Inc.

(5) Phil Almer is a representative of Romano Limited and has investment control of the shares of i-Car owned by Romano Limited.

PLAN OF DISTRIBUTION

We are offering our shares of Common Stock on a "best effort" basis. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. We are making the offering through Jamee Kalimi, our sole officer and director who will not be compensated for offering the shares. We will, however, reimburse her for all expenses incurred by her in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10% of the offering price to participating broker-dealers and others who are instrumental in the sale of shares.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o "at the market" to or through market makers or into an existing market for the common stock,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc., Michael D. Farkas, the principal shareholder of i-car is the sole shareholder of Atlas Equity Group, Inc. We currently do not pay any rent to Atlas Equity Group, Inc.

Between October 2000 and October 1 2001, we issued a to Atlas Equity group, Inc. a total fo fourteen promissory notes aggregating $16,844. The promissory notes bear interest of 10% per annum and were due and payable on dates ranging from January 2001 through July 2002 Atlas Equity and its sole shareholder, Michael D. Farkas are the principal shareholders of i-Car. On January 30, 2002, we entered into a promissory note which extended the terms of these notes with Atlas Equity Group, Inc. until April 30, 2002.

On September 11, 2000, i-Car entered into an agreement to purchase the domain names "i- CarAuction.com", "i-CarAuction.net", "i-AutoAuction.com" and "i-AutoAuction.net" from Michael D. Farkas, a principal shareholder of i-Car for $100,000. On August 24, 2001, we entered into an agreement with Michael D. Farkas to return the domain names for the cancellation of the obligation to pay Mr. Farkas the $100,000. Subsequently, we entered into another agreement dated December 1, 2001 to purchase all four domain names from Mr. Farkas for $280. The $280 has is owed pursuant to a promissory note dated December 2, 2001 at ten (10%) percent interest payable on April 2, 2002.

i-Car owes $50,000 to Envitro.com, Inc. for the creation of the corporate website which to date has not been paid. Envitro.com, Inc., is a wholly owned subsidiary of Wealthhound, Inc. which is a wholly owned subsidiary of Wealthhound.com, Inc. Michael D. Farkas, a principal shareholder of Wealthhound.com, Inc., is also a principal shareholder of i-Car.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and material terms of our certificate of incorporation and by-laws, copies of which have been included as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001 per share and no shares of preferred stock.

                                  COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

DELAWARE BUSINESS COMBINATION PROVISIONS

We are governed by the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

     o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

     o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

     You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer & Trust Company, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

                                  LEGAL MATTERS

There are no actual or pending legal matter known by us at this time.

                                     EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Salibello & Broder, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes of accountants since inception or disagreements with our accountants with regard to any accounting or financial disclosure issues.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000 AND FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000 AND FOR THE PERIOD DECEMBER 23, 1999 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

ASSETS                                                                         (UNAUDITED)
                                                                                SEPTEMBER 30,            DECEMBER 31,
                                                                                     2001                    2000
                                                                               -----------------       ------------------
CURRENT ASSETS:
      Cash                                                                                $ 217                  $ 1,153
                                                                               -----------------       ------------------

      Total current assets                                                                  217                    1,153

TOTAL ASSETS                                                                              $ 217                  $ 1,153
                                                                               =================       ==================
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:

      Accounts payable and accrued expenses                                            $ 70,979                $ 157,778
      Note payable-related party                                                         16,944                    6,000
      Due to shareholder (See note 9)                                                         0                      494
                                                                               -----------------       ------------------
      Total current liabilities                                                          87,923                  164,272

STOCKHOLDER'S EQUITY:

      Common Stock, par value $.0001 per share; 50,000,000 shares authorized;
        10,008,585 and 10,000,000 shares issued and

        outstanding at September 30, 2001 & December 31, 2000, respectively               1,009                    1,000
      Additional paid-in capital                                                           (909)                    (900)
      Deficit accumulated during the development stage                                  (87,806)                (163,219)
                                                                               -----------------       ------------------
        Total stockholder's equity (deficit)                                            (87,706)                (163,119)
                                                                               -----------------       ------------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                $ 217                  $ 1,153
                                                                               =================       ==================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          (UNAUDITED)                    (UNAUDITED)              FOR THE PERIOD
                                                        NINE MONTHS ENDED             THREE MONTHS ENDED         DECEMBER 23, 1999
                                                          SEPTEMBER 30,                   SEPTEMBER 30,      (DATE OF INCEPTION) TO
                                                     2001            2000             2001          2000         SEPTEMBER 30, 2001
                                                     ----            ----             ----          ----         ------------------
DEVELOPMENT STAGE REVENUES                         $     0        $       0        $       0     $          0       $        0
                                                   -------        ---------        ---------     ------------       ----------

DEVELOPMENT STAGE EXPENSES:
      Amortization                                       0                0                0             (100)             100
      Accounting                                    14,380            2,500            5,012            2,500           21,880
      Bank charges                                     272                0               90                0              413
      On-line services                                 900                0              300                0            1,649
      Domain names                                       0          100,000                0          100,000          100,000
      Legal fees                                     4,080            1,000             (300)           1,000            7,657
      Licenses and taxes                             1,280              145              185                0            2,194
      Transfer agent fees                            2,160                0              242                0            2,297
      Web design                                         0           50,000                0           50,000           50,000
      Shareholder related services                     163                0                0                0              163
      Office general                                    34                0                0                0               34
      Printing                                         315                0                0                0              315
                                                 ---------        ---------        ---------        ---------        ---------

TOTAL DEVELOPMENT STAGE EXPENSES                    23,584          153,645            5,529          153,400          186,702
                                                 ---------        ---------        ---------        ---------        ---------

      LOSS FROM OPERATIONS                         (23,584)        (153,645)          (5,529)        (153,400)        (186,702)

      OTHER INCOME (EXPENSE)
      Cancellation of debt - related party         100,000                0          100,000                0          100,000
      Interest expense                              (1,003)               0             (392)               0           (1,104)
                                                 ---------        ---------        ---------        ---------        ---------

      TOTAL OTHER INCOME                            98,997                0           99,608                0           98,896

      NET INCOME (LOSS)                          $  75,413        $(153,645)       $  94,079        $(153,400)       $ (87,806)
                                                 =========        =========        =========        =========        =========

INCOME (LOSS) PER COMMON SHARE
      Basic & diluted                               $ 0.01          $ (0.02)          $ 0.01          $ (0.02)
                                                 =========        ==========       ==========       ==========

Weighted-average number of common
shares outstanding                              10,007,201       10,000,000       10,007,201       10,000,000
                                                ==========       ==========       ==========       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT) (UNAUDITED)



                                                                                                       ADDITIONAL
                                                                            COMMON STOCK               PAID-IN
                                                                      SHARES            AMOUNT         CAPITAL
                                                                      ------            ------         -------
Balance, December 23, 1999 (date of inception)
                                                                            0        $       0    $            0

Common stock issued to related parties for
  management services                                              10,000,000            1,000             (900)

Loss during development stage for the period December 23,
 1999 (date of inception) through  December 31, 1999                        0                0                0
                                                                   ----------       ----------       ----------

Balance, December 31, 1999                                         10,000,000            1,000             (900)

Loss during development stage for the year
 ended December 31, 2000                                                    0                0                0
                                                                   ----------       ----------       ----------

Balance, December 31, 2000                                         10,000,000            1,000             (900)

Increase in common stock issued resulting from agreement and
  plan of distribution ("spin-off")                                     8,585                9               (9)

Gain during development stage for the nine months
  ended September 30, 2001                                                  0                0                0
                                                                   ----------       ----------       ----------

Balance, September 30, 2001                                        10,008,585       $    1,009       $     (909)
                                                                   ==========       ==========       ==========

                                                                    DEFICIT
                                                                    ACCUMULATED
                                                                    DURING THE
                                                                    DEVELOPMENT
                                                                    STAGE                TOTAL
                                                                    -----                -----
Balance, December 23, 1999 (date of inception)
                                                                            0        $       0

Common stock issued to related parties for
  management services                                                       0               100

Loss during development stage for the period December 23,
 1999 (date of inception) through  December 31, 1999                   (3,600)           (3,600)
                                                                   ----------        ----------

Balance, December 31, 1999                                             (3,600)           (3,500)

Loss during development stage for the year
 ended December 31, 2000                                             (159,619)         (159,619)
                                                                   ----------        ----------

Balance, December 31, 2000                                           (163,219)         (163,119)

Increase in common stock issued resulting from agreement and
  plan of distribution ("spin-off")                                         0                 0

Gain during development stage for the nine months
  ended September 30, 2001                                             75,413            75,413
                                                                   ----------        ----------

Balance, September 30, 2001                                        $  (87,806)       $  (87,706)
                                                                   ==========        ==========

  The accompanying notes are an integral part of these consolidated financial statements.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  (UNAUDITED)                      (UNAUDITED)
                                                                                NINE MONTHS ENDED                FOR THE PERIOD
                                                                                  SEPTEMBER 30,                 DECEMBER 23, 1999
                                                                                                             (DATE OF INCEPTION) TO
                                                                           2001                  2000           SEPTEMBER 30, 2001
                                                                      ---------------       ---------------    -------------------
CASH FLOWS FROM OPERATING ACTIVITES:
Net gain (loss)                                                             $ 75,413              (153,645)             $ (87,806)

Adjustments to reconcile net loss to net cash used by operations
Amortization                                                                       0                     0                    100
Changes in assets and liabilities:
 Increase (Decrease) in accounts payable and accrued expenses                (86,799)                2,093                 70,979
 Increase (Decrease) in loans and advances-related party                        (494)              149,796                      0
                                                                      ---------------       ---------------        ---------------

        Net cash used by operating activities                                (11,880)               (1,756)               (16,727)
                                                                      ---------------       ---------------        ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:

        Net cash used for investing activities                                     0                     0                      0
                                                                      ---------------       ---------------        ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceed from short term borrowings - related party                            10,944                 1,599                 16,944
                                                                      ---------------       ---------------        ---------------

        Net cash provided by financing activities                             10,944                 1,599                 16,944
                                                                      ---------------       ---------------        ---------------

INCREASE (DECREASE) IN CASH                                                   $ (936)               $ (157)                 $ 217
                                                                      ===============       ===============        ===============

CASH, BEGINNING OF YEAR                                                      $ 1,153                 $ 160          $           0
                                                                      ===============       ===============        ===============

CASH, END OF YEAR                                                              $ 217                   $ 3                  $ 217
                                                                      ===============       ===============        ===============

  The accompanying notes are an integral part of these consolidated financial statements.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

-------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     During the nine months ended September 30, 2001 and for the cumulative period December 23, 1999 (date of inception) to September 30, 2001, the Company did not pay any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVIITES

     The Company entered into the following non-cash transactions:

     On December 23, 1999, the Company issued 10,000,000 shares of common stock in consideration of management services to I-Incubator.Com, Inc. formerly known as Master Communications, Corp. The transaction was valued at $100 (See note 8 & 9).

     On January 19, 2001 the Company entered into an agreement and plan of distribution ("spin-off") with its parent company I-Incubator.Com, Inc. ("Incubator"). Shareholders of Incubator received .4111 shares of the Company's common stock for each share of Incubator. The spin-off resulting in 8,585 additional shares issued due to rounding (See note 8).


              The accompanying notes are an integral part of these
                       consolidated financial statements.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

1.   ORGANIZATION

     I-Carauction.com, Inc. ("the Company"), was incorporated on December 23, 1999 under the laws of the State of Delaware. The Company's operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the internet industry. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The company has the authority to issue 50,000,000 shares of common stock and intends to develop an auction website devoted entirely to automobiles and related accessories. The Company is a development stage company and has had limited activity.

     On May 24, 2000 the Company formed I-Autoauction.com Inc. ("Autoauction") under the laws of the state of Delaware. Autoauction intends to develop an auction website devoted entirely to automobiles and related accessories. Autoauction did not have any significant activity as of September 30, 2001.

     The Company was a wholly owned subsidiary of I-Incubator.com, Inc. ("Incubator"), formerly known as Master Communication, Inc., a publicly traded company listed on the OTC Electronic Bulletin Board (OTCBB: INQU). On January 19, 2001, the Company entered into an agreement and plan of distribution ("spin-off") with Incubator. Upon spin-off, the shareholders of I-Incubator received 0.4111 shares of the Company's common stock for each share of Incubator owned as of February 13, 2001, totaling 10,008,585 common shares. As a result of this spin-off and share distribution Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, received 2,105,498 shares, representing approximately 21% of the Company's outstanding common stock, The Farkas Group, Inc., in which Michael D. Farkas is a beneficial owner, received 1,356,630 shares representing approximately 13.5% of the Company's common stock and GSM Communication, Inc., in which Michael D. Farkas is a beneficial owner, received 1,133,403 shares, representing approximately 11.3% of the Company" outstanding common stock.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

     BASIS OF PRESENTATION

     The financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying financial statements, which conform to generally accepted accounting principles, is presented below. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.

     CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

     INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying consolidated financial statements have no provisions for deferred tax assets or liabilities.

     NET LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

     is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

     STOCK COMPENSATION

     Stock-based compensation is recognized using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair value of the Company's'stock at the date of the grant over the amount an employee must pay to acquire the stock and is amortized over the vesting period. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the Company to disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 2000, the Financial Accounting Standards Board issued SFAS No. 138, "Accounting for Derivative Instruments and Hedging Activities - An Amendment of FASB Statement No. 133." SFAS 138 amends the accounting and reporting standards for certain derivatives and hedging activities such as net settlement contracts, foreign

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

     currency transactions and inter company derivatives. The Company does not currently hold derivative instruments or engage in hedging activities. The requirements of SFAS 138 do not have a material effect on our consolidated financial statements and related disclosures.

     In June 2001 the Financial Accounting Standards Board issued SFAS No.141, "Business Combinations" which supersedes APB Opinion No.16 "Business Combinations" and FASB Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of this Statement are to be accounted for using one method - the purchase method. The requirements of FASB 141 do not have a material effect on our consolidated financial statements and related disclosures.

     In June 2001 the Financial Accounting Standards Board issued SFAS No. 142 "Goodwill and Other Intangible Assets" which supersedes APB Opinion No.17, "Intangible Assets". The Statement addresses how intangible assets are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The requirements of FASB 142 do not have a material effect on our consolidated financial statements and related disclosures.

     In June 2001 the Financial Accounting Standards Board issued SFAS No. 143 "Accounting for Asset Retirement Obligations" which amends FASB Statement No.19 "Financial Accounting and Reporting by Oil and Gas Producing Companies". The Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The requirements of FASB 143 do not have a material effect on our consolidated financial statements and related disclosures.

     In August 2001 the Financial Accounting Standards Board issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes FASB Statement No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed of", APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". This Statement also amends ARB No. 51 "Consolidated Financial Statements". The Statement addresses the accounting for a segment of a business accounted for as a discontinued operation. Also, it established a single accounting model for long-lived assets to be disposed of by sale. The requirements of FASB 143 do not have a material effect on our consolidated financial statements and related disclosures.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


4.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the internet industry and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, development stage losses from December 23, 1999 (date of inception) to September 30, 2001 aggregated $87,806. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

5.   INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. As of September 30, 2001 and December 31, 2000, the Company had net operating loss carryforwards ("NOL's") of $87,806 and $163,219, respectively, which will be available to reduce future taxable income and expense in the year ending December 31, 2015 and 2014, respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                                  September 30, 2001        December 31, 2000
                                                  ------------------        -----------------
                  Deferred tax assets                  $     34,683               $    67,778
                  Valuation allowance                       (34,683)                  (67,778)
                                                       ------------               -----------
                  Deferred tax asset, net                    -                         -
                                                       ============               ===========

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

     As of September 30, 2001 and December 31, 2000, a valuation allowance has provided and realization of the deferred tax benefit is not likely.

     The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended September 30, 2001 and December 31, 2000, principally due to the following

                  U.S. statutory tax rate                  34%
                  State and local taxes                      5.5
                  Valuation allowance                     (39.5)

                  Effective rate                            - %

6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses as of September 30, 2001 and December 31, 2000 consisted of the following: September 30, December 31, 2001 2000

                  Accounts payable                                 $     65,550             $      154,177
                  Accrued expenses                                        4,325                     3,500
                  Accrued interest                                        1,104                       101

                  Total accounts payable and accrued expenses      $     70,979             $     157,778

7.   NOTE PAYABLE

     As of September 30, 2001 and December 31, 2000, notes payable to related parties consist of fourteen and two individual notes aggregating a total of $16,944 and $6,000, respectively. These notes are short-term borrowings with maturities of less than or equal to one year with an interest rate of 10%.

8.   STOCKHOLDER'S EQUITY

     On December 23, 1999 the Company issued 100,000 restricted common shares to I-Incubator.com, Inc. ("Incubator"), formerly known as Master Communication Corp. in consideration for services rendered in formation of the company valued at $100.

     On October 10, 2000, the Company authorized a forward split of 100 to 1 on its common stock. Immediately following the split Incubator owned 10,000,000 restricted common shares.

I-CARAUCTION.COM, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

     On January 19, 2001 the Company entered into an agreement and plan of distribution ("spin-off") with its parent company Incubator. Shareholders of Incubator received .4111 shares of the Company's common stock for each share of incubator. The spin-off resulted in 8,585 additional shares issued due to rounding.

9.   RELATED PARTY TRANSACTIONS

     The Company had received funds from Incubator to meet various working capital requirements for the year ended December 31, 2000. These advances totaled $494 and were non-interest bearing and due on demand. The Company paid back the funds in January 2001.

     On September 1, 2000, the Company entered into an agreement with Michael D. Farkas, the director of Incubator, a related party to purchase four domain names, I-Carauction.com, Inc., I-Carauction.net, I-Autoauction.com, and I-Autoauction.net for $100,000. On August 24, 2001, the Company and Michael
     D. Farkas entered into an agreement to cancel this transaction. Accordingly, the $100,000 due to Michael D. Farkas under the original agreement was cancelled by Mr. Farkas in consideration for the return of the domain names. The $100,000 is reflected as cancellation of debt in the accompanying financial statements.

     On September 1, 2000, the Company entered into an agreement with Envitro.com, beneficial owner which is Michael Farkas, to design and construct a website for $50,000.

     Between October 2000 and June 2001, the Company issued to Atlas Equity Group, Inc., fourteen promissory notes aggregating $16,344. The promissory notes bear interest of 10% per annum and were due and payable on dates ranging from January 2001 through July 2002. Atlas Equity is a majority shareholder of the Company.

10.  SUBSEQUENT EVENTS

     During October 2001, the Company issued to Atlas Equity Group, Inc., two promissory notes aggregating $500. The promissory notes bear interest of 10% per annum and were due and payable in October 2002. Atlas Equity owns 21% of the Company.

     On October 8, 2001, the Company authorized a 1-50 reverse split. As a result of the reverse split, the Company has 200,170 shares of common stock issued and outstanding.

     On November 8, 2001, the Company filed a Form SB-2 to register the shares held by the Company's shareholders and to register 7,000,000 additional shares of the Company's common stock for resale by the Company at $.05 per share.

                    I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

           FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER
31, 2000 AND AS OF DECEMBER 31, 1999 AND FOR THE PERIODS DECEMBER 23, 1999 (DATE
 OF INCEPTION) THROUGH DECEMBER 31, 2000 AND DECEMBER 23, 1999 THROUGH DECEMBER
                                    31, 1999

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE ENTITY)


                                TABLE OF CONTENTS

Independent Auditors' Report                                         1

Balance Sheets                                                       2

Statements of Operations                                             3

Statements of Stockholder's Equity (Deficit)                         4

Statements of Cash Flows                                            5-6

Notes to Financial Statements                                      7-13

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors

I-Carauction.com, Inc. and subsidiary
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of I-Carauction.com, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, changes in stockholder's equity and cash flows for year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of I-Carauction.com, Inc. as of December 31, 1999 were audited by other auditors whose report dated September 18, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-Carauction.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY

April 14, 2001

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                             DECEMBER 31, 2000   DECEMBER 31, 1999
                                                             -----------------   -----------------
CURRENT ASSETS:
   Cash                                                            $   1,153    $       0
                                                                   ---------    ---------

         Total current assets                                          1,153            0

TOTAL ASSETS                                                       $   1,153    $       0
                                                                   =========    =========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:

   Accounts payable and accrued expenses                           $ 157,778    $   3,500
   Note payable-related party                                          6,000            0
   Loans and advances-related party                                      494            0
                                                                   ---------    ---------

   Total current liabilities                                         164,272        3,500

STOCKHOLDER'S EQUITY:

   Common Stock, par value $.0001 per share; 50,000,000 shares authorized; 10,000,000 shares issued and
     outstanding at December 31, 2000 & 1999, respectively             1,000           10
   Additional paid-in capital                                           (900)          90
   Deficit accumulated during the development stage                 (163,219)      (3,600)
                                                                   ---------    ---------

     Total stockholder's equity                                     (163,119)      (3,500)
                                                                   ---------    ---------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                    $   1,153    $       0
                                                                   =========    =========

              The accompanying notes are an integral part of these
                              financial statements.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                             FOR THE PERIOD
                                                YEAR ENDED         DECEMBER 23, 1999
                                               DECEMBER 31        (INCEPTION) TO
                                           2000           1999     DECEMBER 31, 2000
                                           ----           ----     -----------------
DEVELOPMENT STAGE REVENUES             $       0        $       0        $        0
                                       ---------        ---------        ---------

DEVELOPMENT STAGE EXPENSES:

           Amortization                $       0        $     100        $     100
           Accounting                      5,000            2,500            7,500
           Bank charges                      141                0              141
           On-line services                  749                0              749
           Domain names                  100,000                0          100,000
           Legal fees                      2,577            1,000            3,577
           Corporate fees                    914                0              914
           Transfer Agent Fee                137                0              137
           Web design                     50,000                0           50,000

TOTAL DEVELOPMENT STAGE EXPENSES         159,518            3,600          163,118

         LOSS FROM OPERATION           $(159,518)       $  (3,600)       $(163,118)
                                       =========        =========        =========

         INTEREST EXPENSE                   (101)               0             (101)

         NET LOSS                       (159,619)          (3,600)       $(163,219)
                                       =========        =========        =========
LOSS PER COMMON SHARE
           Basic                        $(0.0159)       $ (0.0004)
                                       =========        =========
Diluted                                 $    N/A        $    N/A
                                       =========        =========

Weighted-average number of
 common shares outstanding            10,000,000       10,000,000
                                      ==========       ==========

              The accompanying notes are an integral part of these
                              financial statements.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                                                         ADDITIONAL
                                                                      COMMON STOCK         PAID-IN
                                                             SHARES           AMOUNT       CAPITAL
                                                             ------           ------       -------
Balance, December 23, 1999 (inception)                               0   $        0   $        0

Common stock issued to related parties for
  management services                                       10,000,000        1,000         (900)

Loss during development stage for the period December 23,
1999(inception) through  December 31, 1999                           0            0            0
                                                            ----------   ----------   ----------

Balance, December 31, 1999                                  10,000,000        1,000         (900)

Loss during development stage for the year
ended December 31, 2000                                              0            0            0
                                                            ----------   ----------   ----------

Balance, December 31, 2000                                  10,000,000   $    1,000   $     (900)
                                                            ==========   ==========   ==========

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                                    CONTINUED

                                                               DEFICIT
                                                            ACCUMULATED
                                                            DURING THE
                                                             DEVELOPMENT
                                                               STAGE         TOTAL
                                                               -----         -----
Balance, December 23, 1999 (inception)                      $        0    $        0

Common stock issued to related parties for
  management services                                                0           100

Loss during development stage for the period December 23,
1999(inception) through  December 31, 1999                      (3,600)       (3,600)
                                                            ----------    ----------

Balance, December 31, 1999                                      (3,600)       (3,500)

Loss during development stage for the year
ended December 31, 2000                                       (159,619)     (159,619)
                                                            ----------    ----------

Balance, December 31, 2000                                  $ (163,219)   $ (163,119)
                                                            ==========    ==========

              The accompanying notes are an integral part of these
                              financial statements.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                          FOR THE PERIOD
                                                                         DECEMBER 23, 1999            YEAR ENDED
                                                                           (INCEPTION) TO
                                                                           DECEMBER 31             DECEMBER 31, 2000
                                                                      2000            1999
                                                                      ----            ----
OPERATING ACTIVITES
Deficit accumulated during the development stage                   $(159,619)       $  (3,600)       $(163,219)

Adjustments to reconcile net loss to net cash used by Operations

Amortization                                                               0              100              100
Increase (Decrease) in accounts payable and accrued expenses         154,278            3,500          157,778
                                                                   ---------        ---------        ---------

     Net Cash Used by Operating Activities                            (5,341)               0           (5,341)

INVESTING ACTIVITIES:

     Net Cash Used for Investing Activities                                0                0                0

FINANCING ACTIVITIES

     Proceed from short term borrowings-net                            6,494                0            6,494
                                                                   ---------        ---------        ---------

      Net Cash Used for Financing Activities                           6,494                0            6,494
                                                                   ---------        ---------        ---------

      Increase (decrease) in cash                                      1,153                0            1,153
                                                                   ---------        ---------        ---------
      Cash, Beginning of year                                              0                0                0
                                                                   ---------        ---------        ---------
      Cash, End of year                                            $   1,153        $       0        $   1,153
                                                                   =========        =========        =========

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

     FOR THE PERIOD FROM DECEMBER 23, 1999 (INCEPTION) TO DECEMBER 31, 2000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

During the year ended December 31, 2000 and for the cumulative period December 23, 1999 (inception) to December 31, 2000, the Company did not pay any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVIITES

         The Company entered into the following non-cash transactions:

On December 23, 1999, the Company issued 10,000,000 shares of common stock in consideration of management services to I-Incubator.Com, Inc. formerly known as Master Communications, Corp. The transaction was valued at $100. (See note 7 &
8).

              The accompanying notes are an integral part of these
                              financial statements.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

1.      ORGANIZATION

         I-Carauction.com, Inc. ("the Company"), a wholly owned subsidiary of I-incubator.com, Inc., was incorporated on December 23, 1999 under the laws of the State of Delaware. The Company's operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the internet industry. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The Company has the authority to issue 50,000,000 shares of common stock and intends to develop an auction website devoted entirely to automobiles and related accessories. The Company is a development stage company and has had limited activity.

         On May 24, 2000 the Company formed I-Autoauction.com Inc. ("Autoauction") under the laws of the state of Delaware. Autoauction intends to develop an auction website devoted entirely to automobiles and related accessories. Autoauction did not have any significant activity as of December 31, 2000.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         CARRYING VALUES

         The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

         MANAGEMENT DECISION NOT TO CONSOLIDATE

         Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority Owned Subsidiaries", encourages the use of consolidated financial statements between a parent company and its subsidiaries unless:

A)   Control is likely to be temporary,

B)   Control does not rest with the majority owner(s), or

C) Minority shareholders have certain approval or veto rights that allow them to exercise significant control over major management decisions in the ordinary course of business.

The management of Incubator intends to spin off the Company and believes that its control is temporary. Therefore, management believes that separate financial statements are appropriate and properly reflect current operating results.

          INCOME TAXES

         The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

         NET LOSS PER SHARE

         The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

         STOCK COMPENSATION

         The Company has adopted SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 encourages the use of the fair market method to account for transactions involving stock based compensation that are entered into for fiscal years beginning after December 15, 1995. Under the fair value method, the issuance of equity instruments to non-employees in exchange for goods or services should be accounted for based on the fair value of the goods or services received or the fair value of the income instruments issued, whichever is more reliably measured.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board ('FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect on the Company's financial statements.

     In June 1997, FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". This statement establishes additional standards for segment reporting in financial statements and is effective for financial statements for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have a material effect on the Company's financial statements.

         In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption did not have a material impact on the Company's financial position or results of operations.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

         SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after The Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises", is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February, 1999. This statement is not applicable to the Company.

4.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

         The Company's initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the internet industry and raising capital for future operations and administrative functions.

         The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from December 23, 1999 (inception) to December 31, 2000 aggregated $163,219. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

         The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

5.   INCOME TAXES

         No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. At December 31, 2000 and December 31, 1999, the Company had net operating loss carryforwards ("NOL's") of $163,219 and $3,600, respectively, which will be available to reduce future taxable income and expense in the year ending December 31, 2015 and 2014, respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                                 December 31,                December 31,
                                                     2000                        1999
                                                     ----                        ----
Deferred tax assets                              $     64,472                 $  1,422

Valuation allowance                                   (64,472)                  (1,422)
                                                 ------------                 --------

Deferred tax asset, net                          $      -                     $   -
                                                 ============                 ========

At December 31, 2000 and December 31, 1999, a valuation allowance has provided and realization of the deferred tax benefit is not likely.

The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended December 31, 2000 and December 31, 1999, principally due to the following

U.S. statutory tax rate                                          34%
State and local taxes                                           5.5
Valuation allowance                                           (39.5)
                                                            --------
Effective rate                                                 - %
                                                               ===

6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2000 and December 31, 1999 consisted of the following:

                                           December 31,               December 31,
                                                 2000                       1999
                                           ----------                 ----------
Accounts payable                          $      154,177              $       0

Accrued expenses                                   3,500                  3,500

Accrued interest                                     101                      0
                                                     ---                      -
Total accounts payable accrued expenses   $     157,778               $   3,500
                                          =============               =========

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

7.   STOCKHOLDER'S EQUITY

         On December 23, 1999 the Company issued 100,000 restricted common shares to I- Incubator.com, Inc. ("Incubator"), formerly known as Master Communication Corp. in consideration for services rendered in formation of the company valued at $100.

         On October 10, 2000, the Company authorized a forward split of 100 to 1 on its common stock. Immediately following the split Incubator owned 10,000,000 restricted common shares.

8.   RELATED PARTY TRANSACTIONS

         The Company has received funds from Incubator to meet various working capital requirements. These advances totaled $494 and are non-interest bearing and due on demand.

         On September 1, 2000, the Company entered into an agreement with Michael D. Farkas, the director of Incubator, a related party to purchase four domain names, I-Carauction.com, Inc., I-Carauction.net, I-Autoauction.com, and I-autoauction.net for $100,000.

         On September 1, 2000, the Company entered into an agreement with Envitro.com, beneficial owner which is Michael Farkas, to design and construct a website for $50,000.

         On October 10, 2000 the Company authorized a 100:1 forward split of the Company's outstanding common stock $.0001 par value. This transaction has been given retroactive effect to December 23, 1999. After the split there were 10,000,000 restricted shares issued and outstanding with a par value of $.0001.

         On October 25, 2000, the Company executed a note payable to Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael Farkas (Director of Incubator), for principal sum of $3,000 at a rate of 10% per annum. The entire principal amount and accrued interest are due and payable on January 24, 2001.

         On November 10, 2000 the Company executed a note payable to Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael Farkas (Director of I-Incubator) for a principal sum of $2,000 at a rate of 10% per annum. The entire principal amount and accrued interest are due and payable on February 9, 2001.

                     I-CARAUCTION.COM, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

SUBSEQUENT EVENT

During the first quarter ending March 31, 2001, the Company issued a series of promissory notes to Atlas Equity Group, Inc., a related party in which Michael
D. Farkas is a beneficial owner, for an aggregating sum of $7,544 at a rate of 10% per annum. The promissory notes principal amounts and accrued interest are due and payable on dates ranging from April 2001 to March 2002.

On January 19, 2001, the Company entered into an agreement and plan of distribution ("spin-off") with Incubator. Upon spin-off, the shareholders of I-Incubator received 0.4111 shares of the Company's common stock for each share of Incubator owned as of February 13, 2001, totaling 10,008,585 common shares. As a result of this spin-off and share distribution Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, received 2,105,498 shares, representing approximately 21% of the Company's outstanding common stock, The Farkas Group, Inc., in which Michael D. Farkas is a beneficial owner, received 1,356,630 shares representing approximately 13.5% of the Company's common stock and GSM Communication, Inc., in which Michael D. Farkas is a beneficial owner, received 1,133,403 shares, representing approximately 11.3% of the Company's outstanding common stock.

                              I-CARAUCTION.COM, INC.

                        7,000,000 Shares of Common Stock

              200,170 Selling Security Holder Shares of Common Stock


                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             November 7, 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that the we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the DGCL. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the DGCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee         $   100
Legal fees and expenses (1)         $10,000
Accounting fees and expenses (1)    $ 5,000
Miscellaneous (1)                   $     0
                                    -------
Total (1)                           $15,100

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On December 23, 1999, the Company issued 100,000 shares to i-Incubator as a wholly owned subsidiary of i-Incubator.com, Inc. and 100,000 shares were issued to i-Incubator.com, Inc. in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares met the requirements for this exemption since i-Incubator.com, Inc. was qualified in terms of financial sophistication and had access to material information about the Company. On October 10, 2000, the Shareholder and Director of the Company authorized a 100 for 1 forward stock split increasing the amount of outstanding shares owned by i-Incubator.com, Inc., the sole shareholder, to 10,000,000 shares.

On January 19, 2001, i-Incubator authorized the spin off and distribution of its common stock of i-Car to its shareholders of record at the rate of .411 shares of i-Car for each i-Incubator share owned. Pursuant to Question 7 of the Staff Legal Bulletin No. 4 from the Division of Corporate Finance, Securities and Exchange Commission dated September 16, 1997 securities received by shareholders in a spin-off that meet the conditions described in response to Question 4, generally are not "restricted securities" since the spin-off met the requirements of Question 4 as set forth:

     o I-Incubator shareholders did not provide consideration for the spun-off shares
     o The spin-off was pro-rata to the i-Incubator shareholders as set forth above;
     o I-Incubator provided adequate information about the spin-off and I-Car to its shareholders and to the trading markets since Preliminary and Definitive 14C Information Statements were filed with the Securities and Exchange Commission and the Definitive 14C Information Statement was forwarded to the i-Incubator shareholders;
     o i-Incubator had a valid business purpose for the spin-offs as set forth in the 14C Definitive Information Statement.
     o Since the spin-off satisfies the conditions described above, then i-Incubator did not have to hold the "restricted securities" for two years pursuant to this requirement

The following sets forth the shareholders and the amount of our shares received in the spin off:

ATLAS EQUITY GROUP INC                           2,105,498
REBECCA BROCK                                      101,089
THE FARKAS GROUP INC                             1,356,630
MICHAEL D. FARKAS                                   30,833
TEMPLE KOL EMETH OF GEORGIA                        102,775
GSM COMMUNICATIONS INC                           1,133,403
JAMEE KALIMI                                        51,388
ON MARK ENTERPRISES INC                            616,650
MATTHEW SHER                                       102,775
RICHARD I. ANSLOW                                   15,868
BANK AUGUST ROTH                                     4,070
ANTHONY C. CAMPIONE                                     41
CEDE & CO                                        1,027,370
SHAREI CHESED                                      204,265
SCOT COHEN                                         330,855

ALAN CORNELL                                         4,070
JANE CORNELL                                         4,070
LAUREN CORNELL                                       4,070
THOMAS DALE AND MAUREEN DALE JT TEN                 20,555
RICHARD DUBNOFF                                    123,330
ECLIPSE FINANCE LTD                                 28,736
JAMES A FAVIA                                        4,070
FIRST SECURITY INVESTMENTS INC                      17,883
NAOMI FISHMAN                                        3,022
SHIMON FISHMAN                                       3,022
CONGREGATION BETH HAMEDRASH                        184,995
DAVID HICKS                                          4,111
JERRY HOROWITZ                                       4,070
RICHARD HOROWITZ                                     4,070
ALAN JABLON                                          4,070
DAVID S JONTIFF                                      8,222
JAMEE KALIMI                                        41,110
KIM E. KNIGHTES                                      3,124
KULAT COMMUNICATIONS INC                             6,167
WH FUNDING LLC                                      41,110
DEAN B MERCHANT & PAMELA G. MERCHANT JT TEN             10
KENNETH MICHAEL                                         82
NET VANTAGE INC                                     28,736
JOHN OGLE                                           28,736
SAMUEL N RITTER                                      4,111
RICARDO RODRIGUEZ                                    2,056
ROMANO LIMITED                                     946,656
SAALIB - DR V. HYSLUP - AMELIA INVESTMENTS LTD      28,736
ERIC SEIDEN                                        102,775
CAROLYN SHER                                        58,787
CAROLYN SHER                                         7,585
IRWIN SHER                                           2,528
IRWIN SHER AND MARSHA SHER                          29,599
KENNETH SHER                                         7,585
MARSHA SHER                                          2,528
JACKIE STETSON                                       4,070
JENNIFER STETSON                                     4,070
TITAN CORPORATION LIMITED                          457,812
CHRIS VALLEY                                         4,111
PAUL M VARTELAS                                        206
JOHN J. WARD                                        28,366
ELI WASHSREGER                                     147,996
RICHARD WHALEN                                      41,110
CONGREGATION OF SHAREI YESHUA                      107,914
CHASDAI YICHZOK                                    203,368
JOSEPH ZANDSTRA                                     20,555
CONGREGATION OF SHAREI ZION                         41,110


On October 8, 2001, our director authorized a 50-1 stock split of the outstanding shares decreasing the total shares outstanding to 200,170.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

     3.1  Certificate of Incorporation of i-Carauction.com, Inc.

     3.2 Certificates of Amendment of the Certificate of Incorporation of I-CarAuction.com, Inc.

     3.3  By-laws of i-CarAuction.com, Inc.

     5    Opinion of Anslow & Jaclin LLP

     21   Subsidiaries of the Company

     23.1 Consent of Salibello & Broder LLP

     23.2 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on page II-6 of the registration statement)

Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information set forth in the registration statement; and

               (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)  Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 14th day of March, 2002.

                                       i-CarAuction.com, Inc.

                                       By: /s/ Jamee Kalimi
                                       ----------------------------------
                                               Jamee Kalimi
                                               President, Chief Financial
                                               Officer and Secretary

                                POWER OF ATTORNEY

The undersigned directors and officers of i-CarAuction.com, Inc. hereby constitute and appoint Jamee Kalimi, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                         DATE

/s/ Jamee Kalimi                    President, Chief Financial    March 14, 2002
----------------------              Officer, Secretary and
    Jamee Kalimi                    Director


                                      II-5